UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): January 3, 2005

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION


             (Exact name of Registrant as specified in its charter)





          Delaware                      0-26224                51-0317849
(State or other jurisdiction of   (Commission File Number) (I.R.S. Employer
 incorporation or organization)                            Identification No.)


                              311 Enterprise Drive
                              Plainsboro, NJ 08536
               (Address of principal executive offices) (Zip Code)

                                 (609) 275-0500
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On January 3, 2005, Integra LifeSciences Holdings SAS, a wholly owned subsidiary of Integra LifeSciences Holdings Corporation, completed the acquisition of all of the outstanding capital stock of Newdeal Technologies, a societe anonyme organized under the laws of France ("Newdeal"), for euro 39.5 million (approximately $53 million at today's exchange rates)in cash, subject to certain adjustments. Based in Lyon, France, Newdeal is a leading developer and manufacturer of specialty implants and instruments specifically designed for foot and ankle surgery. The capital stock was acquired from Eric Fourcault, Jean-Christophe Giet, Theo Knevels and Bertrand Gauneau, the shareholders of Newdeal.

Newdeal's senior management has agreed to remain with Newdeal after the closing. As part of the acquisition agreement, each of the selling shareholders has agreed not to compete with Newdeal after the closing. Other than in respect of the acquisition, there is no material relationship between us and Newdeal.

On January 3, 2005, we issued a press release announcing the closing of the acquisition, a copy of which is attached to this Current Report on Form 8-K as
Exhibit 99.1 and incorporated by reference herein.


ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number        Description of Exhibit

99.1                  Press release issued January 3, 2005

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION





Date: January 3, 2005                  By: /s/ Stuart M. Essig
                                       -----------------------------
                                       Stuart M. Essig
                                       President and Chief Executive Officer

                                  Exhibit Index


Exhibit Number        Description of Exhibit

99.1                  Press release issued January 3, 2005

Exhibit 99.1

News Release

Contacts:

Integra LifeSciences Holdings Corporation

John B. Henneman, III                        Maria Platsis
Executive Vice President                     Director of Corporate Development
Chief Administrative Officer                 and Investor Relations
(609) 936-2481                               (609) 936-2333
jhenneman@Integra-LS.com                     mplatsis@Integra-LS.com


      Integra LifeSciences Closes Acquisition of Newdeal Technologies

        Leading Marketer of Products for Reconstructive Surgery


Plainsboro, New Jersey / January 3, 2005 / -- Integra LifeSciences Holdings Corporation (NASDAQ: IART) announced today that it has acquired the Newdeal group of companies ("Newdeal") for (euro)39.5 million (approximately $53 million at today's exchange rate) in cash, subject to certain adjustments.

Newdeal, based in Lyon, France, is a leading developer and manufacturer of specialty implants and instruments specifically designed for foot and ankle surgery. Newdeal's products include a wide range of products for the forefoot, the mid-foot and the hind foot, including the Bold(R) Screw, Hallu-Fix(R) plate system and the HINTEGRA(R) total ankle prosthesis. The company sells its products through a direct sales force in France, Belgium and the Netherlands, and through distributors in more than 30 countries, including the United States and Canada. Newdeal's target physicians include orthopedic surgeons specializing in injuries of the foot, ankle and extremities, as well as podiatric surgeons, of which there are 3,200 and 2,400, respectively, in the United States. The current products address an approximately $500 million worldwide market. Newdeal's senior management team, with more than fifty years of cumulative experience in the orthopedics device industry, has joined the leadership team at Integra. The company name will remain unchanged.

"We will supplement our direct sales force in Europe and increase revenues outside the United States," said Stuart M. Essig, Integra's President and Chief Executive Officer. "We also expect to benefit from the synergy between Newdeal's reconstructive foot and ankle fixation products and our regenerative products like the INTEGRA(R) Dermal Regeneration Template, the INTEGRA(R) Bilayer and single-layer Matrix Wound Dressings, NeuraGen(TM) and NeuraWrap(TM), which are used in the treatment of chronic and traumatic wounds of the foot and ankle. We will work to integrate Newdeal into Integra so that the combined business can maximize these revenue synergies."

Newdeal, which outsources all of the manufacturing, packaging and sterilization of its products, has a full pipeline of products under development for the continued expansion of their product offering for the foot and ankle. Newdeal has 38 employees.

"We are very excited to become part of the Integra LifeSciences family of companies," said Eric Fourcault, President and Chief Executive Officer of Newdeal. "We look forward to expanding our business within Integra, and combining our experience in specialty orthopedic implants with Integra's portfolio of tissue-engineered products. Together we will be able to offer a broad package of solutions to orthopedic, reconstructive and podiatric surgeons."

Integra LifeSciences Holdings Corporation is a diversified medical technology company that develops, manufactures, and markets medical devices for use in a variety of applications. The primary applications for our products are neuro-trauma and neurosurgery, plastic and reconstructive surgery and general surgery. Integra is a leader in applying the principles of biotechnology to medical devices that improve patients' quality of life. Our corporate headquarters are in Plainsboro, New Jersey, and we have manufacturing and research facilities located throughout the world. We have approximately 1,200 employees. Please visit our website at (http://www.Integra-LS.com) and Newdeal's website at (http://www.newdeal.info).

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning expectations for future financial results, including revenues, gross margins and earnings. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Among other things, Integra's ability to maintain relationships with customers of acquired entities may adversely affect Integra's future revenues; Integra's ability to increase sales and product volumes may adversely affect its future gross margins; and Integra's ability to integrate acquired businesses, increase product sales and gross margins, and control its non-product costs will affect its earnings per share. In addition, the economic, competitive, governmental, technological and other factors identified under the heading "Factors That May Affect Our Future Performance" included in the Business section of Integra's Annual Report on Form 10-K for the year ended December 31, 2003 and information contained in subsequent filings with the Securities and Exchange Commission could affect actual results.

Source: Integra LifeSciences Holdings Corporation